Exhibit 10.31

January 16, 2023

George Papandreou

[Omitted pursuant to Item 601(a)(6)]

[Omitted pursuant to Item 601(a)(6)]

Promotion

Dear George:

Congratulations on your promotion to Senior Vice President & General Manager Focal Therapies. Your new position, located in our New Hope office is effective January 16, 2023. In this role you will continue to report to Darren Sherman, President, and COO. Your new annual salary will be $325,000 or $13,541.67 semi-monthly. Your compensation continues to be subject to deductions for applicable taxes and withholdings, in accordance with Company’s regular payroll practices. All your other benefits will remain the same.

Again, Congratulations on the new position. We look forward to your continued success at Orchestra BioMed. If you have any questions regarding the terms of this promotion, please contact Lisa Daniels, Senior HR Director.

Sincerely,

/s/ Darren Sherman

President and COO

Orchestra BioMed

Acknowledged and Accepted:

/s/ George Papandreou	1/16/2023
Employee, George Papandreou	Date

150 Union Square Drive – New Hope, PA 18935 | T.215.852.5796 | www.orchestrabiomed.com